                                 SCHEDULE 14A
                                (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [x]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[x]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                       ADVANTICA RESTAURANT GROUP, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[x]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                              [LOGO OF ADVANTICA]

                             203 East Main Street
                       Spartanburg, South Carolina 29319

                                                      April 10, 2000

           Dear Stockholder:

              You are cordially invited to attend the Annual Meeting of Stockholders to be held at 10:00 a.m. on Wednesday, May 24, 2000, at the Grand Hyatt Atlanta, 3300 Peachtree Road, Atlanta, GA 30305. We look forward to greeting personally those stockholders who are able to attend. If you plan to attend, we ask that you please
           (1) detach, sign and return the self-addressed, postage prepaid Attendance Card, and (2) detach and bring with you to the meeting the Admittance Card. These cards are attached together and enclosed with the proxy.

              The accompanying formal Notice of Meeting and Proxy
           Statement describe the matters on which action will be taken at the meeting.

              Whether or not you attend in person, it is important your shares be represented and voted at the meeting. I urge you to sign, date and return the enclosed proxy, or vote via telephone or the Internet as set forth in the proxy, at your earliest convenience.


                            On Behalf of the Board of Directors,

                            Sincerely,


                            /S/ James B. Adamson
                            James B. Adamson
                            Chairman, Chief Executive Officer and President

                              [LOGO OF ADVANTICA]

                               -----------------
                               NOTICE OF MEETING
                               -----------------

                                                                 Spartanburg, SC
                                                                  April 10, 2000

   The Annual Meeting of Stockholders of Advantica Restaurant Group, Inc. ("Advantica") will be held at the Grand Hyatt Atlanta, 3300 Peachtree Road, Atlanta, Georgia 30305 on Wednesday, May 24, 2000, at 10:00 a.m. for the following purposes as described in the accompanying Proxy Statement:

  1. To elect nine (9) directors.

  2. To consider and vote upon a proposal to ratify the selection by the Board of Directors of Deloitte & Touche LLP as the principal independent auditors of Advantica and its subsidiaries (collectively, the "Company") for the year 2000.

  3. To consider and vote upon a proposal to approve Advantica's 2000 Incentive Program for the Company's employees.

  4. To transact such other business as may properly come before the meeting.

   Only holders of record of Advantica's common stock at the close of business on March 28, 2000 will be entitled to notice of, and to vote at, such meeting.

   Whether or not you plan to attend the meeting, you are urged to promptly complete, sign, date and return the enclosed proxy in the envelope provided (or follow the instructions set forth in the enclosed proxy to vote by telephone or the Internet). Returning your proxy as described above does not deprive you of your right to attend the meeting and to vote your shares in person.

                                      /s/ Rhonda J. Parish
                                      Rhonda J. Parish
                                      Executive Vice President, General
                                      Counsel and Secretary

                              [LOGO OF ADVANTICA]

                               -----------------
                                PROXY STATEMENT
                               -----------------

                                    GENERAL

                                                                  April 10, 2000


Introduction

   This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Advantica Restaurant Group, Inc., a Delaware corporation, ("Advantica"), for use at the Annual Meeting of Stockholders to be held on Wednesday, May 24, 2000, at 10:00 a.m. at the Grand Hyatt Atlanta, 3300 Peachtree Road, Atlanta, Georgia 30305 (the "Annual Meeting"). Proxies in the form enclosed will be voted at the Annual Meeting (including adjournments) if properly executed, returned to the Company prior to the meeting, and not revoked, or if voted by telephone or the Internet in accordance with the instructions set forth in the enclosed proxy and not revoked. Stockholders who execute proxies may revoke them at any time before they are exercised by delivering a written notice to Rhonda J. Parish, the Executive Vice President, General Counsel and Secretary of Advantica, either at the Annual Meeting or prior to the meeting date at the Company's executive offices at 203 East Main Street, Spartanburg, South Carolina 29319, by executing and delivering a later-dated proxy, or by attending the meeting and voting in person.

Stockholder Voting

   Only holders of record of common stock of Advantica, par value $.01 per share (the "Common Stock") as of the close of business on March 28, 2000 (the "Record Date") will be entitled to notice of, and to vote at, the Annual Meeting. This Proxy Statement will be mailed to each such stockholder on or about April 14, 2000.

   As of the close of business on the Record Date, there were issued and outstanding and entitled to be voted at the Annual Meeting, 40,078,543 shares of Common Stock. At the meeting, holders of Common Stock will have one vote per share and a quorum, a majority of the outstanding shares of Common Stock as of the Record Date represented in person or by proxy, will be required for the transaction of business by stockholders. A quorum being present, directors will be elected and the other actions proposed in the accompanying notice will become effective by majority vote. Votes withheld from nominees for director, abstentions and broker non-votes will be counted for purposes of determining whether a quorum has been reached but will not be counted in determining the number of shares voted "for" any director-nominee or "for" any proposal.

   Proxies in the accompanying form, properly executed and duly returned and not revoked, or if voted by telephone or the Internet in accordance with the instructions set forth in the enclosed proxy and not revoked, will be voted at the Annual Meeting (including adjournments). Where stockholders have appropriately specified how their proxies are to be voted, they will be voted accordingly. If no specifications are made, proxies will be voted (i) in favor of the nine (9) nominees to the Board of Directors, (ii) in favor of the selection of Deloitte & Touche LLP as the principal independent auditors of Advantica and its subsidiaries for the year 2000, and (iii) in favor of the proposal to approve Advantica's 2000 Incentive Program for the Company's employees. If any other matter or business is brought before the Annual Meeting, the proxy holders may vote the proxies at their discretion.

Advantica 401(k) Plan Participant Voting

   Under the Advantica 401(k) Plans (the "Plans"), shares of Common Stock attributable to certain plan participants who have selected the Advantica stock fund investment option under the Plans will be voted by the Plan Trustee in accordance with the employee's instructions and, absent such instructions, in accordance with the instruction of the Plan Administrator (a Board appointed committee responsible for the administration of the Plans).

Equity Security Ownership

                             Principal Stockholders

   The following table sets forth, as of April 1, 2000, the beneficial ownership of Common Stock by each stockholder known by the Company to own more than 5% of the outstanding shares.

                                           Amount and Nature of
                                           Beneficial Ownership
                                           of Outstanding        Percentage of
Name and Address                           Shares                Common Stock
----------------                           --------------------  -------------

Loomis Sayles & Company, L.P. ("Loomis")
 (and related entities)
 One Financial Center
 Boston, MA 02111.........................      8,678,527(1)         21.7%

CNA Financial Corporation ("CNA")
 (and related entities)
 CNA Plaza 23 South
 Chicago, IL 60685........................      3,877,287(2)          9.7%

Moore Capital Management, Inc. ("Moore
 Capital")
 (and related entities)
 1251 Avenue of the Americas
 New York, NY 10020.......................      3,863,077(2)          9.6%

Lloyd I. Miller, III
 (and related entities)
 4550 Gordon Drive
 Naples, FL 34102.........................      3,860,568(2)(3)       9.5%

Morgan Stanley Dean Witter & Co. ("Morgan
 Stanley")
 (and related entities)
 1585 Broadway
 New York, NY 10036.......................      3,115,319(2)          7.8%

-------

(1) Shares which may be deemed beneficially owned by Loomis and certain related entities are as reported on the latest Schedule 13D filed by Loomis on December 16, 1999. Loomis is an investment advisor to certain managed accounts (the "Loomis Managed Accounts"), each of which is entitled to the pecuniary interest (including, without limitation, the sole right to receive dividends, proceeds and profits from sale) in the shares allocated to such Loomis Managed Accounts. According to such Schedule 13D, as investment advisor to the Loomis Managed Accounts, Loomis retains the right to dispose of, and either retains or shares with the Loomis Managed Accounts the right to vote, such shares. According to such Schedule 13D, no Loomis Managed Account holds more than 5% of the outstanding shares of the Common Stock. Of the total number of shares of Common Stock listed for Loomis, the Company believes based on information provided to it by Loomis as of December 16, 1999, that Loomis has (1) sole voting power with respect to 7,603,588 shares, (2) shared voting power with respect to 764,762 shares, and (3) sole dispositive power with respect to all such shares.

(2) Shares shown as beneficially owned by CNA, Moore Capital and Morgan Stanley and their related entities are as reported on the latest Schedule 13G filing by each such stockholder. Such filings for CNA and Moore Capital reflect that each such stockholder has shared voting and investment power with respect to those shares reported as beneficially owned. Filings for Morgan Stanley reflect Morgan Stanley has shared voting power with respect to 3,108,569 shares and shared investment power with respect to all such shares reported as beneficially owned. Shares shown as beneficially owned by Lloyd Miller are as reported to the Company by Mr. Miller as of April 1, 2000. The Company believes, based on the information provided to it by Mr. Miller, that he has sole voting and investment power with respect to 1,955,567 shares and shared voting and investment power with respect to 1,905,001 shares.

(3) Shares shown as beneficially owned by Lloyd Miller include 756,233 shares of Common Stock which Mr. Miller has the right to acquire through the exercise of warrants to purchase Common Stock.

                                  Management

   The following table sets forth, as of April 1, 2000, the beneficial ownership of Common Stock by: (i) each director and nominee to the Board of Directors of Advantica (with the exception of nominee Lloyd Miller whose Common Stock ownership is reflected under "--Principal Stockholders" above,
(ii) each executive officer of the Company included in the Summary Compensation Table on page 10, and (iii) all directors and executive officers of Advantica as a group. Except as otherwise noted, the persons named in the table below have sole voting and investment power with respect to all shares shown as beneficially owned by them.


                                          Amount and Nature of   Percentage of
Name                                     Beneficial Ownership(1) Common Stock
----                                     ----------------------- -------------

James B. Adamson........................          600,000             1.5
Ronald E. Blaylock......................           13,369               *
Vera King Farris........................           13,369               *
James J. Gaffney........................           20,369               *
Irwin N. Gold...........................           27,869               *
Robert E. Marks.........................           23,369               *
Charles F. Moran........................           19,369               *
Elizabeth A. Sanders....................           15,369               *
Donald R. Shepherd......................           32,369               *
Craig S. Bushey.........................           98,075               *
Ronald B. Hutchison.....................           84,500               *
Rhonda J. Parish........................           84,000               *
John A. Romandetti......................           98,500               *
All current directors and executive
 officers as a group (18 persons).......        1,318,977             3.2

-------
  * less than one (1) percent.

(1) The Common Stock listed as beneficially owned by the following individuals includes shares of Common Stock which such individuals currently have the right to acquire through the exercise of stock options: (i) Mr. Adamson (400,000 shares), (ii) Messrs. Blaylock, Gaffney, Gold, Marks, Moran and Shepherd and Mss. Farris and Sanders (4,000 shares each), (iii) Messrs. Bushey, Hutchison, Romandetti and Ms. Parish (82,500 shares each) and (iv) all current directors and executive officers as a group (944,500 shares). Each of the above mentioned options were granted by Advantica pursuant to the Advantica Stock Option Plan.

                             ELECTION OF DIRECTORS

Nominees for Election as Directors of Advantica

   Pursuant to Advantica's Bylaws, the Board has set at nine (9) the number of directors to constitute the Board of Directors of Advantica. Accordingly, it is intended that proxies in the accompanying form will be voted at the Annual Meeting for the election of nine (9) nominees to the Board of Directors of Advantica. These nominees are: James B. Adamson, Ronald E. Blaylock, Vera King Farris, James J. Gaffney, Robert E. Marks, Lloyd I. Miller, Charles F. Moran, Elizabeth A. Sanders and Donald R. Shepherd, each of whom has consented to serve and will serve as a director of Advantica, if elected, until the 2001 Annual Meeting of Stockholders and until his or her successor shall be elected and shall qualify, except as otherwise provided in Advantica's Restated Certificate of Incorporation and Bylaws, each as amended. With the exception of Lloyd I. Miller, each nominee currently serves as a director. Irwin N. Gold will not stand for re-election to the Board of Directors. See also "Executive Compensation--Employment Agreements--Adamson Employment Agreement" regarding the election of Mr. Adamson to the Board.

   If for any reason any nominee named above is not a candidate when the election occurs, it is intended that proxies in the accompanying form will be voted for the election of the other nominees named above and may be voted for any substitute nominee or, in lieu thereof, the Board of Directors may reduce the number of directors in accordance with Advantica's Restated Certificate of Incorporation and Bylaws. Holders of Common Stock voting by proxy may withhold votes as to any director-nominee by writing the name of such nominee in the space provided on the proxy card or, if voting by telephone or the Internet, by following the instructions provided in connection therewith.

   The name, age, present principal occupation or employment, directorships and the material occupations, positions, offices, or employments for at least the past five years, of each director and nominee to the Board of Directors of Advantica are set forth below. Unless otherwise indicated, each such person has held the occupation listed opposite his or her name for at least the past five years.

                        Current Principal Occupation or
Name                Age Employment and Five-Year Employment History
----                --- -------------------------------------------
James B. Adamson     52 Chairman of Advantica; Chief Executive Officer and President of Advantica
                        (1995 to present); Chief Executive Officer and President of Denny's, Inc.
                        ("Denny's") (February 2000 to present); Chief Executive Officer of Burger
                        King Corporation (1993 to 1995). Director of Kmart Corporation.

Ronald E. Blaylock   40 Director of Advantica; President and Chief Executive Officer of Blaylock
                        and Partners, L.P., a New York based investment banking firm (1993 to present).

Vera King Farris     59 Director of Advantica; President of the Richard Stockton College of New
                        Jersey (1983 to present); Director of National Utilities Investors, Inc.

James J. Gaffney     59 Director of Advantica; Vice Chairman, Viking Pacific Holdings Limited, a
                        diversified holding company headquartered in Auckland, New Zealand with approximately 23 different businesses based primarily in New Zealand
                        (1998 to present); Chairman, Vermont Investments Limited, a diversified holding company involved in manufacturing and distribution (1997 to
                        1998); President and Chief Executive Officer, General Aquatics, Inc., a
                        company involved in swimming pool equipment manufacturing and construction (1995 to 1997); President and Chief Executive Officer of KDI
                        Corporation, a company involved in swimming pool construction and manufactured products, defense and cellular electronics, and the engineering and metal plating industries (1993 to 1995); Director of SCP
                        Pool Corporation and Hvide Marine Incorporated.

Irwin N. Gold        43 Director of Advantica; Senior Managing Director and Director of Houlihan,
                        Lokey, Howard and Zukin, Inc., a specialty investment banking firm (1993 to present); Director of Cole National Corporation, and Cole National
                        Group, Inc.

                          Current Principal Occupation or
Name                  Age Employment and Five-Year Employment History
----                  --- -------------------------------------------
Robert E. Marks        48 Director of Advantica; President of Marks Ventures, Inc., New York, New
                          York, a private equity investment firm (1994 to present); Managing
                          Director of Carl Marks & Co., Inc. (1982 to 1994); Director of Robert
                          Fleming Capital Mutual Fund Group, Inc.

Lloyd I. Miller, III   45 Registered Investment Advisor (1990 to present); Director of Porta
                          Systems Corp. and Dualstar Technologies Corporation.

Charles F. Moran       70 Director of Advantica; Retired; Senior Vice President of Administration
                          of Sears, Roebuck and Co. (1989 to 1993); Senior Vice President and Chief
                          Information Officer of Sears, Roebuck and Co. (1988 to 1989).

Elizabeth A. Sanders   54 Director of Advantica; Principal of The Sanders Partnership, Sutter
                          Creek, California, a consulting firm (1990 to present); Vice President and General Manager of Nordstrom, Inc. (1981 to 1990); Director of
                          Washington Mutual, Inc., Wal-Mart Stores, Inc., Wellpoint Health
                          Networks, Inc. and Wolverine Worldwide, Inc.

Donald R. Shepherd     63 Director of Advantica; Retired; Chairman of Loomis, Sayles & Company,
                          L.P., Boston, Massachusetts, an investment management firm (1992 to
                          1995); Chief Executive Officer and Chief Investment Officer of Loomis,
                          Sayles & Company, L.P. (1990 to 1995); Director of Hvide Marine
                          Incorporated.

   In early 1997, the Company determined, in light of operating trends and the Company's liquidity and capital needs, to recapitalize the Company's enterprise over the long-term through a prepackaged plan pursuant to Chapter 11 of Title 11 of the United States Code. In that regard, Flagstar Companies, Inc. ("FCI") and Flagstar Corporation ("Flagstar"), predecessor corporations of Advantica, commenced a voluntary Chapter 11 proceeding (the "Chapter 11 Proceeding") on July 11, 1997 in the United States Bankruptcy Court for the District of South Carolina (the "Bankruptcy Court"). A joint plan of reorganization (the "Plan of Reorganization") was confirmed by the Bankruptcy Court pursuant to an order entered as of November 12, 1997 and became effective on January 7, 1998 (the "Effective Date"). On the Effective Date, pursuant to the Plan of Reorganization, among other things, Flagstar merged with and into FCI, FCI changed its name to Advantica Restaurant Group, Inc., FCI's $.50 par value common stock (the "Old Common Stock") was canceled, extinguished and retired, and Advantica issued 40,000,000 shares of the Common Stock to certain classes of former debtholders of Flagstar.

   Additionally, on the Effective Date, as part of the Plan of Reorganization, a new slate of directors was elected to the Board of Directors of Advantica. This new slate of directors included Messrs. Blaylock, Gaffney, Gold, Marks, Moran and Shepherd. Also elected as directors were Mr. Adamson and Mss. Farris and Sanders who had served on the boards of FCI and Flagstar. Also, each current executive officer of Advantica served the Company as an executive officer or officer during the Chapter 11 Proceeding.

Committees of the Board of Directors, Lead Director Designation and Meetings

   There are three standing committees of the Board of Directors of Advantica, the Audit Committee, the Compensation and Incentives Committee and the Public Affairs Committee. The Audit Committee currently consists of Messrs. Marks, Gaffney, Gold and Moran, with Mr. Marks serving as Chairman. The Compensation and Incentives Committee is comprised of Messrs. Shepherd and Blaylock and Mss. Farris and Sanders, with Mr. Shepherd serving as Chairman. The Public Affairs Committee is comprised of each member of the Board of Advantica, with Mr. Adamson serving as Chairman. Set forth below is a summary of the principal functions of each committee and the number of meetings held by each committee and the Board during 1999.

   Audit Committee. The Audit Committee, which held four meetings in 1999, recommends the appointment of the Company's outside auditors and monitors and evaluates such auditors' independence and performance, reviews the planned scope of the annual audit, reviews the conclusions of such auditors and reports the findings and recommendations thereof to the Board, reviews with the Company's auditors the adequacy of the Company's system of internal controls and procedures and the role of management in connection therewith, reviews with the outside auditors the Company's interim financial results to be included in the Company's quarterly reports to be filed with the Securities and Exchange Commission (the "SEC") and matters related thereto, reviews transactions between the Company and its officers, directors and principal stockholders, reviews the adequacy of the Audit Committee's Charter on an annual basis and performs such other functions and exercises such other powers as the Board from time to time may determine.

   Compensation and Incentives Committee. The Compensation and Incentives Committee (the "Compensation Committee"), approves and administers the compensation and employee benefit plans of the Company, oversees and advises the Board regarding the compensation of Company officers, reviews and makes recommendations to the Board concerning compensation practices, policies, procedures and retirement benefit plans and programs for the employees of the Company and oversees the activities of plan administrators and trustees and other fiduciaries under the Company's various employee benefit plans. It also administers the Company's stock option plans and such other similar plans as may from time to time be adopted by the Company, reviews and recommends candidates for election to the Board, reviews and makes recommendations to the Board regarding compensation practices, policies and procedures for members of the Board and performs such other functions and exercises such other powers as the Board from time to time may determine. In 1999, the Committee held four meetings.

   Public Affairs Committee. The Public Affairs Committee considers and reviews the policies and practices established by the Company from time to time to address issues of social and public concern, reviews significant legislative and other social trends and developments of importance to the Company and its employees, customers and vendors, monitors and reports to the Board of Directors concerning the Company's compliance with and progress toward the goals of its Fair Share Agreement with the NAACP, and performs such other functions and exercises such other powers as the Board from time to time may determine. In 1999, the Public Affairs Committee held one meeting.

   The Company currently has no standing nominating committee.

   In addition to the above mentioned committee assignments, the Board in January, 1999 appointed Ms. Sanders as Lead Director. As Lead Director, Ms. Sanders will serve as interim Chairman of the Board and Chief Executive Officer of the Company in the event Mr. Adamson is unable to serve due to accident, disability or other unexpected circumstances. Additionally, Ms. Sanders will meet with Mr. Adamson and senior executives and Board members to discuss and develop a roster of potential successors for Mr. Adamson in the event he is unable to serve as a result of the circumstances mentioned above and generally will stay abreast of Company issues in a more in-depth manner than required of other board members.

   During 1999, there were eleven meetings of the Board of Directors of Advantica. During 1999, with the exception of Messrs. Blaylock and Gold, each director of Advantica attended at least 75% of the meetings of the Board of Directors of Advantica (and, as applicable, committees thereof).

Compensation of Directors

   Each director of Advantica other than Mr. Adamson receives the following compensation: (i) a $30,000 annual cash retainer (paid in $7,500 installments on a quarterly basis), (ii) an annual restricted stock retainer (the size of such award determined annually by the Compensation Committee) with a requirement that the restricted stock be held until the director resigns or retires from the Board (for the years 1998, 1999 and 2000, 1,000, 1,702 and 6,667 shares, respectively, were awarded to each director) and (iii) a stock option grant in the amount of 6,000 shares every three (3) years. Such options have a term of 10 years, become exercisable at a rate of 33 1/3% per annum for three consecutive years beginning on the first anniversary of the date of grant and have an exercise price equal to the fair market value of the Common Stock on the date of grant. In addition to the above described compensation, Ms. Sanders receives $10,000 annually for her service as Lead Director and beginning in the year 2000, the chairmen of the Audit Committee and the Compensation Committee will each receive compensation of $10,000 annually for their service as the committee chair.


                   SELECTION OF INDEPENDENT PUBLIC AUDITORS

   The Board of Directors has selected the firm of Deloitte & Touche LLP as the principal independent public auditors of the Company for the year 2000. Deloitte & Touche LLP has acted in such capacity for the Company since 1986. This selection is submitted for approval by the stockholders at the Annual Meeting.

   Representatives of Deloitte & Touche LLP will attend the Annual Meeting. They will have an opportunity to make a statement, if they so desire, and to respond to appropriate questions.

                    APPROVAL OF 2000 INCENTIVE COMPENSATION

   The Compensation Committee and the Board of Directors of Advantica have approved certain incentive compensation arrangements for 2000 for Advantica's executive officers and certain other key employees pursuant to Advantica's 2000 Incentive Program (the "2000 Incentive Program"). The Board is presenting such arrangements to the stockholders for their approval at the Annual Meeting to the extent required under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), in order to maximize the tax deductibility to the Company of amounts that may ultimately be paid under such arrangements to the Company's Chief Executive Officer and the four highest compensated officers other than the Chief Executive Officer, for the taxable year.

   Under the 2000 Incentive Program, plan participants will receive target awards ("Target Awards") equal to a percentage of their base salary depending on the group classification assigned to such participant. A participant will be designated as either a Corporate Participant (Advantica and Denny's participating employees) or a Concept Participant (Coco's and Carrows participating employees). With the exception for certain designated officers described further below, 90% of a Corporate Participant's award will be determined based on Denny's attaining various Same Store Sales ("SSS") and EBITDA (i.e., earnings before interest, taxes, depreciation and amortization) performance levels. Each Corporate Participant will receive 50% of his or her Target Award if Denny's SSS equals the SSS target performance level and an additional 40% of his or her Target Award if Denny's achieves its EBITDA target performance level. The remaining 10% of a Corporate Participant's potential award is represented by the "Service Metrics" Award. The purpose of the Service Metrics Award is to allow the Company to reward participants for the successful completion of certain defined customer service criteria during the year. A Concept Participant will receive 50% of his or her Target Award if the participant's concept achieves its SSS target performance level and an additional 50% of his or her Target Award if the participant's concept achieves its EBITDA target performance level. The target performance levels were established by the Company and the Compensation Committee during the first quarter of the performance period. For certain designated officers, 40% of the officer's award will be determined based upon the Company's SSS and EBITDA performance levels (i.e., 20% for each) with the remaining 60% of the officer's award based upon the achievement of certain other performance goals known as "Strategic Execution" goals established by the Company and Compensation Committee for each such officer. Such Strategic Execution goals include (a) the divestiture of Coco's and Carrows, (b) achieving certain changes in the Company's capital structure necessary to execute the Company's business plan, (c) the achievement of certain defined Denny's refranchising targets, (d) achieving certain expense reduction targets, (e) the development of a lower cost Denny's reimage model and (f) not exceeding certain levels of debt for the current fiscal year.

   If the Company and/or concept SSS and/or EBITDA target performance levels are exceeded, a participant's award will be increased by incremental amounts in direct relation to the excess performance amounts, but in no event may these incremental awards attributable to additional performance exceed 50% of the total incremental dollar increase in actual EBITDA over targeted EBITDA. Participants may earn a portion of their Target Awards if the Company achieves at least 90% of the SSS target performance level.

   Payments of awards under the 2000 Incentive Program will be made as soon as practicable after the end of the calendar year and the compilation of final financial results. The Board has reserved the right to cancel, modify or amend the 2000 Incentive Program at any time up through and including the day before the end of the performance period, and such cancellation, modification or amendment may be retroactive to the beginning of the year. A total of approximately 500 employees are participants in the 2000 Incentive Program.

   The benefits or amounts that will be received by or allocated to the Chief Executive Officer, to the other officers named in the Summary Compensation Table and to other individuals or categories of employees under these incentive compensation arrangements are set forth in the table below based upon the assumption that such individuals or categories of individuals receive 100% of their respective Target Awards under the terms of the 2000 Incentive Program. For further discussion of Mr. Adamson's incentive bonus arrangement, which is separate from and not a part of the 2000 Incentive Program, see "Executive Compensation--Employment Agreements--Adamson Employment Agreement."

                               NEW PLAN BENEFITS

                            2000 Incentive Program

                                                                                                      Number
                                                                                                        of
Name and Position                                                                    Dollar Value ($) Units
-----------------                                                                    ---------------- ------
James B. Adamson
 Chairman, Chief Executive Officer and President of Advantica and Denny's..........     $     -0-      --
Craig S. Bushey
 Executive Vice President and Chief Operating Officer of Denny's...................       240,500      --
Ronald B. Hutchison
 Executive Vice President and Chief Financial Officer of Advantica and Denny's.....       217,750      --
Rhonda J. Parish
 Executive Vice President, General Counsel and Secretary of Advantica and Denny's..       195,000      --
John A. Romandetti
 Former Executive Vice President of Advantica and Chief Executive Officer and Pres-
  ident, Denny's...................................................................           -0-      --
All current executive officers as a group (10 persons).............................     1,627,075      --
All current non-executive officer directors as a group.............................           -0-      --
All current non-executive officer employees as a group (495 persons)...............     4,358,743      --

                            EXECUTIVE COMPENSATION

Compensation and Incentives Committee Report

   Compensation Philosophy

   Under the oversight and direction of the Compensation and Incentives Committee, which is made up solely of outside directors, the Company has developed and implemented a compensation program for its executive officers designed to attract and retain top quality leadership talent while ensuring senior leaders' interests are sufficiently aligned with the interests of stockholders.

   In June, 1998, an outside, independent international human resources consulting firm, Hewitt Associates LLC ("Hewitt"), completed a study of the Company's compensation program for its top executive and management positions. To form a basis of comparison, Hewitt conducted a compensation measurement study against a custom group of 14 food, entertainment, retail and hospitality companies. The study concluded that Advantica's total compensation package for senior management was in line with the current market. Reflecting the Company's recent restructuring and lack of stock value throughout the 1990's, base salary and incentive bonuses continue to represent the largest components of total compensation. Given the completion of the recent financial restructuring and the findings of the Hewitt study, in 1999 the Company has continued to move toward a greater emphasis on long-term compensation by issuing additional stock options and creating for fiscal years 2000 and 2001, a leadership incentive program tied substantially to stock price performance.

   1999 Executive Officer Compensation Program

   The 1999 executive officer compensation program of Advantica had three primary components: (1) Base Salary, (2) Short-term Incentives, and (3) Long-term Incentives. Base Salary is established on the basis of (i) annual quantitative market data in the form of salary comparisons to peer position groupings within the restaurant and food service industry and other industries for positions not unique to the food service sector, and (ii) Company specific factors such as positions of responsibility and authority, years of experience and performance. Short-term Incentives under the Company's 1999 Incentive Program (which is substantially similar to the 2000 Incentive Plan described elsewhere herein -- see "Approval of 2000 Incentive Compensation"), are based primarily upon the achievement of certain Company or concept quantitative performance goals with a lesser amount based upon the achievement of certain non-quantitative performance objectives known as "Strategic Initiatives" designed to reward participants for the successful completion of certain critical initiatives and projects during the year. These initiatives and projects varied by department and concept and were established by the Company and the Compensation Committee during the first quarter of the performance period. In 1999, the Company did not pay full bonus amounts to employees because all of the Company and concept quantitative performance goals were not achieved. However, as a result of the achievement of certain of the quantitative performance goals and based upon the achievement of the Strategic Initiatives, such as documented procurement savings and the successful completion of the Denny's and Coco's remodel plan, Denny's franchise development plans and the Y2K and internal computer systems conversions, the Compensation Committee did approve the payment of partial awards to employees, including executive officers, in accordance with the terms of the 1999 Incentive Program. Long-term Incentives for 1999 consisted solely of stock options. During 1999, certain executive officers of the Company were granted options under the Company's stock option plan. The Compensation Committee, administering such plan, allocated options to the Company's executive officers and others based on an evaluation of their relative levels of responsibility for and their potential contribution to the Company's operating results (in relation to the Company's other optionees) in order to provide them significant long-term incentives to enhance stockholder value as well as taking into consideration the aforementioned compensation study, market data and surveys.

   Additionally, Company executives are eligible to participate in certain Company retirement and savings plans, as well as various other benefit plans intended to provide a safety net of coverage against various events, such as death, disability and retirement.

  Deductibility of Executive Compensation

   With respect to Section 162(m) of the Code and underlying regulations pertaining to the deductibility of compensation to certain executive officers in excess of $1 million, the Compensation Committee has adopted a policy to comply with such limitations, to the extent practicable, including its presentation of the Company's annual incentive compensation plans to the stockholders for prior approval. However, the Compensation Committee has also determined that some flexibility is required, notwithstanding these statutory and regulatory provisions, in negotiating and implementing the Company's incentive compensation program. It has, therefore, retained the discretion to award some bonus payments based on non-quantitative performance objectives and other criteria which it may determine, in its discretion, from time to time.

  Chief Executive Officer Compensation

   In the form of base salary, bonus payments and other payments, Mr. Adamson received in 1999 the compensation reflected and described in the Summary Compensation Table set forth below. Such compensation to Mr. Adamson was in accordance with the terms of his employment agreement, described elsewhere herein, and followed generally the philosophy and programs described above for Advantica's executive officers.

   Such compensation was based upon the Compensation Committee's and the Company's consideration of certain factors such as the successful strides made in restoring the Company's public image and reputation; Mr. Adamson's previous work experience and positions of responsibility and authority; his performance in these previous positions and the competitive rate in the industry for such experience and responsibility.

Compensation and Incentives Committee

   Donald R. Shepherd, Chairman
   Ronald E. Blaylock
   Vera K. Farris
   Elizabeth A. Sanders

Compensation of Officers

   The following summary compensation table sets forth, for the Company's last three (3) completed fiscal years, the compensation provided by the Company to its Chief Executive Officer and four most highly compensated executive officers, other than the Chief Executive Officer, who were serving as executive officers at the end of 1999.

                          Summary Compensation Table

                                                        Long-Term
                                                       Compensation
                                       Annual             Awards
                                  Compensation (1)     ------------
                              ------------------------  Securities   All Other
Name and Principal                                      Underlying  Compensation
Position                 Year Salary($)(2) Bonus($)(3) Options (#)   ($)(4)(5)
------------------       ---- ------------ ----------- ------------ ------------
James B. Adamson         1999  $1,096,519   $825,000          --     $   42,634
 Chairman, Chief Execu-
  tive Officer and       1998   1,096,597    787,500     700,000      5,819,315
 President of Advantica
  and Denny's            1997   1,047,243         --          --      1,666,842
Craig S. Bushey          1999     369,504    230,753     150,000        109,519
 Executive Vice Presi-
  dent and Chief         1998     334,183    211,255     150,000        319,973
 Operating Officer of
  Denny's                1997     320,992         --          --         73,801
Ronald B. Hutchison      1999     301,535    178,753     150,000        186,160
 Executive Vice Presi-
  dent and Chief         1998     267,174    162,505     150,000        158,750
 Financial Officer of
  Advantica and Denny's  1997     246,286         --          --         50,000
Rhonda J. Parish         1999     277,575    175,500     150,000        185,639
 Executive Vice Presi-
  dent, General Counsel  1998     247,951    146,250     150,000        153,880
 and Secretary of
  Advantica and Denny's  1997     224,657         --          --         50,000
John A. Romandetti
 Former Executive Vice
  President of           1999     420,428    260,005     150,000        190,994
 Advantica and Chief Ex-
  ecutive Officer        1998     390,364    243,750     150,000        197,681
 and President, Denny's  1997     355,149     10,122          --         50,000

-------
(1) The amounts shown for each named executive officer exclude perquisites and other personal benefits that did not exceed, in the aggregate, the lesser of either $50,000 or 10% of the total of annual salary and bonus reported for the named executive officer for any year included in this table.
(2) The amounts in this column include certain costs and credits to the named executive officers relating to certain life, health and disability insurance coverage provided through the Company.
(3) The amounts shown in this column reflect bonus payments received in the respective year by the named executive officers under the Company's incentive programs which may relate to the prior fiscal year.
(4) The amounts for Mr. Adamson for 1999 consist of Company-paid life insurance premium payments of $17,249 and contributions of $25,385 made to Mr. Adamson's account under the Advantica Secured Savings Plan (the "ASSP"), a non-qualified deferred compensation plan. For the years 1997 and 1998, the amounts for Mr. Adamson include (a) Company-paid life insurance premium payments of $16,880 for each year, (b) retention payments of $1,550,000 and $2,000,000, respectively, (c) a $1,950,000 payment in 1998 for the purchase of 200,000 shares of Common Stock (paid in lieu of a scheduled $3,000,000 retention payment due to Mr. Adamson on January 2, 1999 pursuant to Mr. Adamson's employment agreement), (d) Company-paid travel expenses in the amount of $37,003 and $22,819, respectively, (e) reimbursements of certain incurred legal, personal tax and financial planning expenses totaling $14,927 and $28,874, respectively, (f) reimbursement for certain tax payments totaling $48,032 and $1,780,942, respectively, and (g) contributions to Mr. Adamson's ASSP account for 1998 of $19,800. For additional information see "Executive Compensation -- Employment Agreements -- Adamson Employment Agreement".
(5) The amounts for Ms. Parish and Messrs. Bushey, Hutchison and Romandetti include Company contributions made to such officers' ASSP accounts, which for 1999 amounted to $10,639, $8,557, $11,160 and $15,994 respectively, and for 1998 amounted to $3,880, $4,588, $8,750 and $13,032, respectively.
    Excluding Mr. Adamson and Mr. Bushey, each named executive officer's amounts also reflect leadership retention payments of $175,000 in 1999, $150,000 in 1998 and $50,000 in 1997. The amounts for Mr. Bushey reflect leadership retention payments in 1999, 1998 and 1997 of $50,000, $275,000 and $50,000, respectively. The remaining amounts shown for Messrs. Bushey and Romandetti consist of additional compensation and/or reimbursement paid to such named executive officers at or near the time of, or otherwise arising in connection with, their initial employment or subsequent relocation with the Company.

Stock Options

   The following table sets forth information regarding all options to acquire shares of Common Stock granted to the named executive officers during the fiscal year ended December 29, 1999.

                             Option Grants in 1999

                                     Individual Grants
                         -------------------------------------------
                                        % of                         Potential Realizable Value
                         Number of      Total                          at Assumed Annual Rates
                         Securities    Options                             of Stock Price
                         Underlying    Granted  Exercise               Appreciation for Option
                          Options        to      or Base                        Term
                          Granted     Employees   Price   Expiration ---------------------------
                           (#)(1)      in 1999  ($/sh)(2)    Date         5%            10%
                         ----------   --------- --------- ---------- ------------- -------------
James B. Adamson........       --         --         --         --              --            --
Craig S. Bushey.........  150,000(3)     7.3%     $3.50    6/25/09   $     330,170 $     836,715
Ronald B. Hutchison.....  150,000(3)     7.3%     $3.50    6/25/09   $     330,170 $     836,715
Rhonda J. Parish........  150,000(3)     7.3%     $3.50    6/25/09   $     330,170 $     836,715
John A. Romandetti......  150,000(3)     7.3%     $3.50    6/25/09   $     330,170 $     836,715

(1) Such options listed for named executive officers were granted under the Advantica Stock Option Plan. All options listed expire ten years from the date of the grant.
(2) The exercise price equals the closing price of Common Stock on the date of or the date immediately preceding the date of grant.
(3) These options are exercisable in 25% annual increments over a four year period beginning on the first anniversary of the date of grant.

   The following table sets forth information with respect to the 1999 year-end values of unexercised options (all of which were granted by Advantica pursuant to the Advantica Stock Option Plan including its predecessor plans) held by the named executive officers at fiscal year-end.

                    Aggregated Option Exercises in 1999 and
                         Fiscal Year-End Option Values

                                                      Number of      Value of
                                                     Securities     Unexercised
                                                     Underlying       In-the-
                                                     Unexercised   Money Options
                                                       Options       at Fiscal
                                                      at Fiscal      Year-End
                                                    Year-End (#)        ($)
                                                   --------------- -------------
                                                    Exercisable/   Exercisable/
       Name                                         Unexercisable  Unexercisable
       ----                                        --------------- -------------
       James B. Adamson........................... 300,000/400,000    -- / --
       Craig S. Bushey............................  62,500/237,500    -- / --
       Ronald B. Hutchison........................  62,500/237,500    -- / --
       Rhonda J. Parish...........................  62,500/237,500    -- / --
       John A. Romandetti.........................  62,500/237,500    -- / --

   No options held by the foregoing named executive officers were exercised in 1999.

Retirement Plans

   The Advantica Pension Plan (the "Pension Plan"), a tax qualified defined benefit retirement plan, is maintained by Advantica and certain other Advantica subsidiaries. Such plan is described below.

   The following table shows the estimated annual benefits for a single life annuity that could be payable under the Pension Plan, as amended, and the ancillary plan described below upon a person's normal retirement at age 65 if that person were in one of the following classifications of assumed compensation and years of credited service.

                                                 Years of Service
                                   --------------------------------------------
   Average
   Annual
Remuneration
    Over
 a Five-Year
   Period                             15       20       25       30       35
------------                       -------- -------- -------- -------- --------
$  200,000........................ $ 42,521 $ 56,694 $ 70,868 $ 85,041 $ 99,215
   250,000........................   53,771   71,694   89,618  107,541  125,465
   300,000........................   65,021   86,694  108,368  130,041  151,715
   350,000........................   76,271  101,694  127,118  152,541  177,965
   400,000........................   87,521  116,694  145,868  175,041  204,215
   500,000........................  110,021  146,694  183,368  220,041  256,715
   600,000........................  132,521  176,694  220,868  265,041  309,215
   700,000........................  155,021  206,694  258,368  310,041  361,715
   800,000........................  177,521  236,694  295,868  355,041  414,215
   900,000........................  200,021  266,694  333,368  400,041  466,715
 1,000,000........................  222,521  296,694  370,868  445,041  519,215
 1,200,000........................  267,521  356,694  445,868  535,041  624,215
 1,400,000........................  312,521  416,694  520,868  625,041  729,215
 1,600,000........................  357,521  476,694  595,868  715,041  834,215

   The Pension Plan is noncontributory and generally covers employees of Advantica (but not employees of its subsidiaries Denny's, Coco's and Carrows). In 1999, the Pension Plan was amended to effect the following changes (1) no new participants will be allowed into the plan after December 31, 1999; (2) all future pension benefit accruals for highly compensated employees will be earned beginning January 1, 2000 under the ancillary plan described below, and
(3) all benefit accruals earned under the plan and ancillary plan will be frozen as of December 31, 2004. Participants in the Pension Plan, therefore, are limited to those employees who, on or prior to December 31, 1999, had attained the age of 21 and had completed one thousand hours of service. A participant's annual retirement benefit under the Pension Plan at normal retirement age is calculated by multiplying the number of years of participation in the Pension Plan (not to exceed 35 years, and not including years after 1999 for highly compensated participants or years after 2004 for other participants) by the sum of one percent of the average Compensation (as defined below) paid during 60 consecutive calendar months chosen to produce the highest average through 1999 for highly compensated participants or through 2004 for other participants ("Average Compensation" for the purposes of this paragraph) plus an additional one-half of one percent of the Average Compensation in excess of the average Social Security wage base. Benefits payable cannot exceed 50% of the Average Compensation. Plan benefits are normally in the form of a life annuity or, if the retiree is married, a joint and survivor annuity. "Compensation" for the purpose of this paragraph generally consists of all remuneration paid by the employer to the employee for services rendered as reported or reportable on Form W-2 for federal income tax withholding purposes (including the amount of any year-end bonus paid), excluding reimbursements and other expenses allowances, fringe benefits, moving expenses, deferred compensation and welfare benefits (such exclusions including, without limitation, severance pay, relocation allowance, gross-up pay to compensate for taxable reimbursements, hiring bonuses, cost of living differentials, special overseas premiums, compensation resulting from participation in, or cancellation of, stock option plans, contributions by the employer to the Pension Plan or any other benefits plan and imputed income resulting from the use of Company property or services). Except for limited purposes described in the plan, Compensation also includes any deferred compensation under a Section 401(k) plan maintained by the employer and salary reduction amounts under a Section 125 plan maintained by the employer. The funding of the Pension Plan is based on actuarial determinations.

   Ancillary to the Pension Plan is a non-qualified plan for a select group of management and highly compensated employees that provides for benefits limited by the limits on benefits and compensation under the Code. "Compensation" and "Average Compensation" are defined in this ancillary plan the same way they are defined in the Pension Plan except that the accrual of all further benefits under the ancillary plan shall cease on and after December 31, 2004. Benefits payable under the ancillary plan are included in the table above.

   The maximum annual pension benefit payable under the Pension Plan for 1999 was $130,000 (or, if greater, the participant's 1982 accrued benefit).

   Except for the accrual of certain non-qualified benefits as described herein, the Compensation included under the Pension Plan (including the ancillary non-qualified plan) generally corresponds with the annual compensation of the named executive officers in the Summary Compensation Table above. Includable Compensation for 1999 for Ms. Parish and Messrs. Adamson, Hutchison and Romandetti was $452,519, $1,912,873, $481,029 and $684,882, respectively.

   As of December 31, 1999, the estimated credited years of service under the Advantica Pension Plan for Ms. Parish and Messrs. Adamson, Bushey, Hutchison and Romandetti at normal retirement age was 9, 9, 1, 8, and 2, respectively.

   Employees with age and service equaling or exceeding 85 and who are within five years of the Social Security retirement age will receive no reduction of accrued benefits. Employees who are at least 55 years of age with 15 years of service will receive a reduction of three percent in accrued benefits for the first five years prior to normal retirement date and six percent for the next five years. Accrued benefits for employees retiring with less than 15 years of service will be actuarially reduced beginning at age 55. Vesting of retirement benefits was also changed to comply with the law from 12-year graduating vesting to five-year cliff vesting for the plan.

Employment Agreements

  Adamson Employment Agreement

   Mr. Adamson and Advantica have entered into an employment agreement (as entered into effective January 23, 1995, amended on February 27, 1995 and December 31, 1996, amended and restated as of January 7, 1998, and further amended pursuant to an addendum agreement effective January 1, 2000, the "Adamson Employment Agreement") which provides that Advantica will employ Mr. Adamson as Chief Executive Officer and President of Advantica and Denny's until the earlier of January 1, 2002, his death or termination of employment by reason of permanent disability, voluntary termination of employment or involuntary termination with or without cause (as defined). Pursuant to the Adamson Employment Agreement, Mr. Adamson was appointed the Chairman of the Board of Directors of Advantica and the Board shall continue to nominate Mr. Adamson as a director of the Company during his employment term. The Adamson Employment Agreement prohibits Mr. Adamson from soliciting for employment the employees of the Company or its affiliates and from engaging in certain competitive activities generally during his term of employment and for a period of two years after the later of the termination of his employment or the date on which the Company is no longer required to make certain termination benefits. The Adamson Employment Agreement further prohibits Mr. Adamson from using or disclosing certain "confidential" or "proprietary" information for purposes other than carrying out his duties with the Company.

   Under the Adamson Employment Agreement, Mr. Adamson is entitled to (i) an annual base salary as determined by the Board during Mr. Adamson's term of employment, but in no event less than $1,100,000 unless the Company implements a broad scale salary reduction initiative, (ii) a cash payment of $1,300,000 from the proceeds received by the Company from the sale of Mr. Adamson's Charleston, SC residence, (iii) during the remaining term of his employment agreement, Success Bonuses available to be earned in amounts totaling no less than $7,405,750 (i.e., an amount equal to the sum of 200% of his annual target bonus plus 299% of his base salary and his targeted bonus) upon the successful completion of certain strategic initiatives such as the divestiture of Coco's and Carrows, achieving certain changes in the Company's capital structure necessary to execute the Company's business plan, CEO succession and the achievement of certain customer growth, service, refranchising, reimaging and financial health targets, (iv) a lump sum payment of $1,500,000 for the purchase of Mr. Adamson's Greenville, SC residence to be paid within ten (10) business days after January 1, 2002 or earlier upon the occurrence of Mr. Adamson's termination without cause or the Company's relocation, (v) cash payments of $1 million, if, at anytime prior to January 1, 2002, the closing bid price for any consecutive thirty (30) day period equals or exceeds $5 per share, and $500,000 if the average closing bid price for Common Stock for the thirty (30) day period immediately prior to January 1, 2002 equals or exceeds $5 per share and (vi) life insurance coverage maintained by the Company with death benefits of at least $3,250,000 in the aggregate. Such Success Bonuses, however, will not be due or owing for the successful completion of any of the above referenced strategic initiatives on or after the commencement of a financial restructuring under Chapter 11 of the United States Bankruptcy Code or analogous law unless the distribution received per share under such proceeding by holders of Common Stock equals or exceeds the average of the closing bid and asked prices for such a share on the last trading day immediately preceding the commencement of the proceeding.

   In 1998, under the Adamson Employment Agreement, Mr. Adamson received under the Advantica Stock Option Plan an option (the "Adamson Option") to purchase 500,000 shares of the Common Stock, with an exercise price equal to the fair market value of the Common Stock on the date of grant (30% of such option exercisable immediately with the remaining portion becoming exercisable at a rate of 20% per year for the first and second anniversary dates of the option grant and 15% per year for the third and fourth anniversary dates, provided, that such option shall become 100% exercisable in the event of (a) termination without cause, (b) a dissolution or liquidation of Advantica, (c) a sale of all or substantially all of Advantica's assets, (d) a merger or consolidation involving Advantica in which Advantica is not the surviving corporation or in which holders of the Common Stock receive securities or other property from another corporation, or (e) a tender offer for at least a majority of the outstanding Common Stock).

   The Adamson Employment Agreement also entitles Mr. Adamson to certain other privileges, reimbursements and benefits, including participation in all of the Company's benefit plans generally applicable to the Company's executive officers and reimbursement of certain professional fees and travel and relocation expenses. Additionally, his agreement entitles him to generally participate in the Company's welfare benefits in addition to any continuation coverage to which he is entitled, for two (2) years after the completion of his current employment term on January 1, 2002.

   In the event of Mr. Adamson's termination of employment during the term of the Adamson Employment Agreement, the Company is required to make payments as follows based upon the cause of such termination: (i) if by reason of death, Mr. Adamson's surviving spouse is entitled to be paid an amount equal to Mr. Adamson's base salary and annual bonus and continuation of certain benefits for a one-year period after his death; (ii) if by reason of permanent disability, Mr. Adamson is entitled to be paid one-half of his base salary and annual bonus and continuation of certain benefits for a period of two years after termination of employment; and (iii) if by the Company other than for "cause", Mr. Adamson is, in general, entitled to (a) the payment of $7,405,750 (less the sum of the amount of Success Bonus already paid or not paid for failure to attain the applicable strategic initiatives), (b) the immediate vesting of 100% of the Adamson Option to be exercisable as of the date of termination, and (c) continuation of certain benefits and other contract rights. In the event of a termination by the Company of Mr. Adamson's employment for some reason other than for cause following the consummation of a change of control of the Company that occurs prior to January 1, 2002, Mr. Adamson shall be paid $7,405,750 less the sum of the Success Bonus already paid or not paid for failure to attain the applicable strategic initiatives. In the event of termination for "cause" or voluntary termination, the Company shall pay Mr. Adamson generally the benefits due him under the Company's benefit plans for his services rendered to the Company through his date of termination.

   Other Employment Agreements

   Each of the named executive officers other than Mr. Adamson are parties to separate letter agreements with the Company dated February 9, 2000, which update and replace similar prior agreements and provide, for the named executive officers, the following compensation and benefits. Leadership retention payments totaling $250,000 in the aggregate are to be paid periodically to each of the named executive officers over a two (2) year period provided the named executive officer remains employed with the Company as of such payment dates. Each such scheduled payment is subject to upward adjustment based upon improved stock price performance. In addition to the leadership retention payments, each named executive officer will also be entitled to the payment of severance benefits equal to the sum of (a) two times the named executives' then current base pay and targeted annual bonus,
(b) an amount, grossed up for applicable taxes, equal to actual benefit credits for an eighteen-month period and vested benefits under the ancillary non-qualified pension plan, (c) a lump sum amount equal to two (2) times the named executive's annual car allowance and (d) an amount equal to any accrued but unused vacation time. Such severance payment shall be guaranteed by certain subsidiaries of the Company. The letter agreements further provide that the named executive officers will receive career placement benefits upon a termination without cause and that all stock options granted by the Company to the named executive officer shall become 100% exercisable in the event of
(a) termination without cause, (b) a dissolution or liquidation of Advantica,
(c) a sale of all or substantially all of Advantica's assets, (d) a merger or consolidation involving Advantica in which Advantica is not the surviving corporation or in which holders of the Common Stock receive securities from another corporation, or (e) a tender offer for at least a majority of the outstanding Common Stock.

Compensation Committee Interlocks and Insider Participation

   The following persons served as members of the Compensation Committee during the fiscal year ended December 29, 1999: Ronald E. Blaylock, Vera K. Farris, Elizabeth A. Sanders and Donald R. Shepherd. None of the members of the Committee were officers or employees of the Company or had any relationship directly or indirectly with the Company requiring disclosure under SEC regulations.

Stockholder Return Performance Graph

   Pursuant to the Plan of Reorganization, on the Effective Date, all of the Old Common Stock existing as of the Effective Date was canceled, extinguished and retired. Also on the Effective Date, Advantica issued the Common Stock, which has been registered under Section 12 of the Exchange Act. Consequently, set forth below is a line graph comparing the cumulative total stockholders' return on the Common Stock against the cumulative total return of the Russell 2000(R) Index and a peer group index for the Company's fiscal years 1998 and 1999, commencing on January 8, 1998, the date the Common Stock was listed on The Nasdaq Stock Market(R), and ending December 29, 1999. The graph and table assume that $100 was invested on January 8, 1998 in each of the Company's Common Stock, the Russell 2000(R) Index and the peer group index and that all dividends were reinvested.

                                          [GRAPH]

                           1/8/98    7/1/98   13/30/98  6/30/99  12/29/99

 Russell 2000(R) Index(1)  100.00    108.22     96.76    107.51   116.75
 Peer Group Index(2)       100.00    101.71     85.54     75.13    50.85
 Advantica                 100.00    107.24     56.25     36.19    15.14


-------

(1) A broad equity market index of 2,000 companies (including Advantica, as of June 30, 1999) with comparable market capitalization to Advantica. The average market capitalization of companies within the index was approximately $526.4 million with the median market capitalization being approximately $428 million.
(2) This peer group index consists of the following six other leading public companies in the family-style restaurant category: Bob Evans Farms, Inc.
    (BOBE), CBRL Group, Inc. (CBRL), Friendly Ice Cream Corporation (FRND), IHOP Corp. (IHOP), Shoney's, Inc. (SHN) and VICORP Restaurants, Inc.
    (VRES).

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Exchange Act requires the Company's executive officers, directors and persons who own more than ten percent (10%) of the Company's Common Stock to file initial reports of ownership and changes in ownership with the SEC. Additionally, SEC regulations require that the Company identify any individuals for whom one of the referenced reports was not filed on a timely basis during the most recent fiscal year or prior fiscal years. To the Company's knowledge, based solely on review of reports furnished to it and written representations that no other reports were required during and with respect to the fiscal year ended December 29, 1999, all Section 16(a) filing requirements applicable to its executive officers, directors and more than 10% beneficial owners were complied with.

                             CERTAIN TRANSACTIONS

   During Advantica's last fiscal year, except as otherwise described herein, there were no transactions occurring or relationships that existed between the Company and its management that require disclosure under SEC regulations.

                                 OTHER MATTERS

Expenses of Solicitation

   The Company will pay the costs of solicitation of proxies, including the cost of assembling and mailing this Proxy Statement and the material enclosed herewith. In addition to the use of the mails, proxies may be solicited personally, by telephone or telegraph or by corporate officers and employees of the Company without additional compensation. The Company intends to request brokers and banks holding stock in their names or in the names of nominees to solicit proxies from their customers who own such stock, where applicable, and will reimburse them for their reasonable expenses of mailing proxy materials to their customers.

Discretionary Proxy Voting

   In the event that any matters other than those referred to in the accompanying notice should properly come before and be considered at the Annual Meeting, it is intended that proxies in the accompanying form will be voted thereon in accordance with the judgment of the person or persons voting such proxies.

2001 Stockholder Proposals

   In order for stockholder proposals intended to be presented at the year 2001 Annual Meeting of Stockholders to be eligible for inclusion in Advantica's proxy statement and the form of proxy for such meeting, they must be received by Advantica at its principal offices in Spartanburg, South Carolina no later than December 11, 2000. Regarding stockholder proposals intended to be presented at the year 2001 Annual Meeting but not included in Advantica's Proxy Statement, pursuant to Advantica Bylaws, written notice of such proposals, to be timely, must be received by Advantica no more than 90 days and no less than 60 days prior to the meeting. However, in the event that less than 70 days public notice of the date of the meeting is given, notice of such a stockholder proposal, to be timely, must be received not later than the close of business on the 10th day following the day on which the public notice of meeting was made. All such proposals for which timely notice is not received in the manner described above will be ruled out of order at the meeting resulting in the proposal's underlying business not being eligible for transaction at the meeting.

                                   FORM 10-K

   A copy of the Company's Form 10-K as filed with the SEC is available, without charge, upon written request directed to Kenneth E. Jones, Vice President and Treasurer, at the corporate address set forth above.

                              [LOGO OF ADVANTICA]


                            Notice of Annual Meeting
                                      and
                                Proxy Statement


                                 Annual Meeting
                                of Stockholders
                                   to be held
                                  May 24, 2000

--------------------------------------------------------------------------------

PROXY BY MAIL

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                       ADVANTICA RESTAURANT GROUP, INC.

The undersigned hereby appoints James B. Adamson and Elizabeth A. Sanders as Proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the other side, all the shares of the Common Stock of Advantica Restaurant Group, Inc. ("Advantica") held of record by the undersigned on March 28, 2000 at the Annual Meeting of Stockholders to be held on May 24, 2000 or any adjournment thereof.

      (Continued, and to be marked, dated and signed on the other side.)

--------------------------------------------------------------------------------
              . FOLD AND DETACH HERE AND READ THE REVERSE SIDE .



           Access to Advantica stockholder account information and other stockholder services are now available on the Internet!

                 Visit Continental Stock Transfer's website at

                           www.continentalstock.com
                           ------------------------

                 for their new Internet Stockholder Service -
                               ContinentaLink

Through this new service, stockholders can select a Personal Identification Number or "PIN" to secure access to personal stockholder records. With a PIN, stockholders can change addresses, receive electronic forms, and view account transaction history and dividend history.

To access this new service, visit the website listed above. From the home page, select ContinentaLink Full Service. From there, you can either Test Drive the service (choose "Test Drive" button) or you can Sign-Up (choose "Sign-Up" button). If you choose to sign-up, enter your taxpayer identification number or social security number as your ID Number. Your personal Security Code can be found on the reverse side of this card in the bottom left corner. Enter any four alphanumeric characters you would like to use for your PIN. Re-enter the same PIN in the PIN Verification field. Your PIN will be activated overnight, and you will be able to access your stockholder records the following day.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
    PROXY BY MAIL                                             Please mark
                       ADVANTICA RESTAURANT GROUP, INC.        your votes  [X]
                             203 East Main Street              like this
                             Spartanburg, SC 29319



       THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS THIS
      PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED,
                   WILL BE VOTED "FOR" PROPOSALS 1,2 and 3.

The Board of Directors recommends a vote FOR Items 1, 2 and 3.

1. To elect nine (9) directors
Nominees:                                                         WITHHELD
01 James B. Adamson         06 Lloyd I. Miller, III      FOR       FOR ALL
02 Ronald E. Blaylock       07 Charles F. Moran
03 Vera K. Farris           08 Elizabeth A. Sanders      [_]         [_]
04 James J. Gaffney         09 Donald R. Shephard
05 Robert E. Marks


2. A proposal to ratify the selection by the Board of Directors of Deloitte & Touche LLP as the principal independent auditors of Advantica and its subsidiaries (collectively, the "Company") for the year 2000.

                       FOR        AGAINST        ABSTAIN
                       [_]          [_]            [_]

3. A proposal to approve the 2000 Incentive Program for the Company's employees.

                       FOR        AGAINST        ABSTAIN
                       [_]          [_]            [_]

4. To transact such other business as may properly come before the meeting.


WITHHELD FOR: (Write that nominee's name in the space provided below).

_______________________________________________________________________

--------------------------------------------------------------------------------
IF YOU WISH TO VOTE ELECTRONICALLY PLEASE READ THE INSTRUCTIONS BELOW.
--------------------------------------------------------------------------------

================================================================================

                                COMPANY NUMBER:


                                 PROXY NUMBER:


                                ACCOUNT NUMBER:

================================================================================

Signature__________________ Signature __________________ Date __________________

Note: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

================================================================================
              . FOLD AND DETACH HERE AND READ THE REVERSE SIDE .

                         VOTE BY TELEPHONE OR INTERNET
         [GRAPHIC]       QUICK *** EASY *** IMMEDIATE      [GRAPHIC]

                              [LOGO OF ADVANTICA]

[_] You can now vote your shares electronically through the Internet or the telephone.
[_] This eliminates the need to return the proxy card.
[_] Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card.

TO VOTE YOUR PROXY BY INTERNET
------------------------------
www.continentalstock.com

Have your proxy card in hand when you access the above website. You will be prompted to enter the company number, proxy number and account number to create an electronic ballot. Follow the prompts to vote your shares.

TO VOTE YOUR PROXY BY MAIL
--------------------------

Mark, sign and date your proxy card above, detach it and return it in the postage-paid envelope provided.

TO VOTE YOUR PROXY BY PHONE
---------------------------
1-800-293-8533

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter the company number, proxy number and account number. Follow the voting instructions to vote your shares.

          PLEASE DO NOT RETURN THE ABOVE CARD IF VOTED ELECTRONICALLY
          -----------------------------------------------------------

SECURITY CODE

--------------------------------------------------------------------------------

PROXY BY MAIL

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                       ADVANTICA RESTAURANT GROUP, INC.

The undersigned hereby appoints James B. Adamson and Elizabeth A. Sanders as Proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the other side, all the shares of the Common Stock of Advantica Restaurant Group, Inc. ("Advantica") held of record by the undersigned on March 28, 2000 at the Annual Meeting of Stockholders to be held on May 24, 2000 or any adjournment thereof.

      (Continued, and to be marked, dated and signed on the other side.)

--------------------------------------------------------------------------------
              . FOLD AND DETACH HERE AND READ THE REVERSE SIDE .




                      THIS AREA INTENTIONALLY LEFT BLANK




--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
    PROXY BY MAIL                                             Please mark
                       ADVANTICA RESTAURANT GROUP, INC.        your votes  [X]
                             203 East Main Street              like this
                             Spartanburg, SC 29319


       THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS YOUR
        SHARES WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED
          OR IF YOUR PROXY IS NOT PROPERLY COMPLETED AND RECIEVED BY
          MAY 19, 2000, YOUR SHARES WILL BE VOTED BY THE PLAN TRUSTEE
                          "FOR" PROPOSALS 1,2, and 3.

The Board of Directors recommends a vote FOR Items 1, 2 and 3.

1. To elect nine (9) directors
Nominees:                                                         WITHHELD
01 James B. Adamson         06 Lloyd I. Miller, III      FOR       FOR ALL
02 Ronald E. Blaylock       07 Charles F. Moran
03 Vera K. Farris           08 Elizabeth A. Sanders      [_]         [_]
04 James J. Gaffney         09 Donald R. Shephard
05 Robert E. Marks


2. A proposal to ratify the selection by the Board of Directors of Deloitte & Touche LLP as the principal independent auditors of Advantica and its subsidiaries (collectively, the "Company") for the year 2000.

                       FOR        AGAINST        ABSTAIN
                       [_]          [_]            [_]

3. A proposal to approve the 2000 Incentive Program for the Company's employees.

                       FOR        AGAINST        ABSTAIN
                       [_]          [_]            [_]

4. To transact such other business as may properly come before the meeting.


WITHHELD FOR: (Write that nominee's name in the space provided below).

_______________________________________________________________________

--------------------------------------------------------------------------------
IF YOU WISH TO VOTE ELECTRONICALLY PLEASE READ THE INSTRUCTIONS BELOW.
--------------------------------------------------------------------------------

================================================================================

                                COMPANY NUMBER:


                                 PROXY NUMBER:


                                ACCOUNT NUMBER:

================================================================================

Signature__________________ Signature __________________ Date __________________

Note: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

================================================================================
              . FOLD AND DETACH HERE AND READ THE REVERSE SIDE .

                         VOTE BY TELEPHONE OR INTERNET
         [GRAPHIC]       QUICK *** EASY *** IMMEDIATE      [GRAPHIC]

                              [LOGO OF ADVANTICA]

[_] You can now vote your shares electronically through the Internet or the telephone.
[_] This eliminates the need to return the proxy card.
[_] Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card.

TO VOTE YOUR PROXY BY INTERNET
------------------------------
www.continentalstock.com

Have your proxy card in hand when you access the above website. You will be prompted to enter the company number, proxy number and account number to create an electronic ballot. Follow the prompts to vote your shares.

TO VOTE YOUR PROXY BY MAIL
--------------------------

Mark, sign and date your proxy card above, detach it and return it in the postage-paid envelope provided.

TO VOTE YOUR PROXY BY PHONE
---------------------------
1-800-293-8533

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter the company number, proxy number and account number. Follow the voting instructions to vote your shares.

          PLEASE DO NOT RETURN THE ABOVE CARD IF VOTED ELECTRONICALLY
          -----------------------------------------------------------

SECURITY CODE

                                                                     Appendice B


                              [LOGO OF ADVANTICA]


                        ANNUAL MEETING OF STOCKHOLDERS

                            May 24, 2000 10:00 a.m.

                              Grand Hyatt Atlanta
                            3300 Peachtree Road NE
                               Atlanta, GA 30305

If you plan to attend the Annual Meeting, please sign and return the self-addressed, postage pre-paid portion of this card.

You will need to present this portion of the card in order to be admitted to the Annual Meeting on May 24, 2000.




I plan to attend the Annual Meeting of Stockholders of Advantica Restaurant Group on May 24, 2000.


                   ----------------------------------------
                   Signature

                   ----------------------------------------
                   Please print/type full name

                   Address:

                   ----------------------------------------

                   ----------------------------------------

                                                                  --------------
                                                                    NO POSTAGE
                                                                     NECESSARY
                                                                     IF MAILED
                                                                       IN THE
                                                                   UNITED STATES
          ---------------------------------------------           --------------
                        BUSINESS REPLY MAIL
            FIRST CLASS PERMIT NO. 82 SPARTANBURG, SC
          ---------------------------------------------
          POSTAGE WILL BE PAID BY ADDRESSEE

          Attn: Corporate Secretary (P-12-2)
          Advantica Restaurant Group
          203 East Main Street
          Spartanburg SC 29306-9926

                             [BAR CODE]